EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                 ---------------------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                         36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                          60670-0126
(Address of principal executive offices)                            (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                    ----------------------------------------

                          THE PROCTER & GAMBLE COMPANY
               (Exact name of obligor as specified in its charter)


             Ohio                                          31-0411980
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification number)

One Procter & Gamble Plaza
Cincinnati, Ohio                                                     45202
(Address of principal executive offices)                            (Zip Code)



                                 Debt Securities
                         (Title of Indenture Securities)





ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of September, 1999.


                      The First National Bank of Chicago,
                      Trustee

                           /s/SANDRA L. CARUBA
                      By ___________________________________________
                           Sandra L. Caruba
                           Vice President





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).




                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                             September 9, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between The Procter & Gamble Company and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago


                                            /s/SANDRA L. CARUBA
                                    By: ______________________________________
                                            Sandra L. Caruba
                                            Vice President





                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call   Date: 06/30/99
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460             Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                                                   C400
                                                                                DOLLAR AMOUNTS IN THOUSANDS        ----
                                                                                RCFD           BIL MIL THOU
                                                                                ----           ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCFD
                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1).............       0081           3,983,167            1.a
    b. Interest-bearing balances(2)......................................       0071           3,924,307            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).........       1754                   0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......       1773          12,582,363            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                      1350           7,578,668            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCFD
                                                                                ----
    RC-C)................................................................       2122          40,676,052            4.a
    b. LESS: Allowance for loan and lease losses.........................       3123             458,781            4.b
    c. LESS: Allocated transfer risk reserve.............................       3128               4,342            4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
                                                                                ----
       reserve (item 4.a minus 4.b and 4.c)..............................       2125          40,212,929            4.d
5.  Trading assets (from Schedule RD-D)..................................       3545           4,484,022            5.
6.  Premises and fixed assets (including capitalized leases).............       2145             724,662            6.
7.  Other real estate owned (from Schedule RC-M).........................       2150               2,270            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................       2130             207,442            8.
9.  Customers' liability to this bank on acceptances outstanding.........       2155             300,112            9.
10. Intangible assets (from Schedule RC-M)...............................       2143             232,947           10.
11. Other assets (from Schedule RC-F)....................................       2160           2,513,151           11.
12. Total assets (sum of items 1 through 11).............................       2170          76,746,040           12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




Legal Title of Bank:   The First National Bank of Chicago Call   Date: 06/30/99
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460             Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED

                                                                                                 Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E, part 1).......................................       2200          22,391,381           13.a
       (1) Noninterest-bearing(1)........................................       6631          10,239,312           13.a1
       (2) Interest-bearing..............................................       6636          12,152,069           13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
                                                                                ----
       IBFs (from Schedule RC-E, part II)................................       2200          23,013,949           13.b
       (1) Noninterest bearing...........................................       6631             361,838           13.b1
       (2) Interest-bearing..............................................       6636          22,652,111           13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800      6,919,979           14
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840        362,951           15.a
    b. Trading Liabilities(from Schedule RC-D)...........................       RCFD 3548      4,548,086           15.b

16. Other borrowed money:                                                       RCFD
                                                                                ----
    a. With original maturity of one year or less........................       2332           9,453,587           16.a
    b. With original  maturity of more than one year.....................       A547             104,900           16.b
    c. With original maturity of more than three years...................       A548             343,059           16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..............       2920             300,112           18.
19. Subordinated notes and debentures....................................       3200           2,750,000           19.
20. Other liabilities (from Schedule RC-G)...............................       2930           1,361,700           20.
21. Total liabilities (sum of items 13 through 20).......................       2948          71,549,704           21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................       3838                   0           23.
24. Common stock.........................................................       3230             200,858           24.
25. Surplus (exclude all surplus related to preferred stock).............       3839           3,245,088           25.
26. a. Undivided profits and capital reserves............................       3632           1,872,884           26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities........................................................       8434            (121,259)          26.b
    c. Accumulated net gains (losses) on cash flow hedges................       4336                   0           26.c
27. Cumulative foreign currency translation adjustments..................       3284              (1,235)          27.
28. Total equity capital (sum of items 23 through 27)....................       3210           5,196,336           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)................................       3300          76,746,040           29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed for                          Number
   the bank by independent external auditors as of any date during 1996......   RCFD 6724    [N/A]     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.